Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ITEC Environmental Group, Inc. (n.k.a. ECO2 Plastics, Inc.) previously filed on February 2, 2005 (SEC File # 333-122459) of our report dated March 30, 2007 on the consolidated financial statements of ECO2 Plastics, Inc. as of December 31, 2006 and for the years ended December 31, 2006 and 2005.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 30, 2007